EXHIBIT 10.5

Clinical Data, Inc.

INCENTIVE STOCK OPTION AGREEMENT

1. Grant of Option. Clinical Data, Inc., a Delaware corporation whose principal place of business is at One Gateway Center, Suite 411, Newton, Massachusetts (the "Company"), hereby grants to _________________, an individual whose address is set forth below the optionee signature line (the "Optionee"), an option, pursuant to the Company’s 2002 Stock Plan (the "Plan"), to purchase an aggregate of _________________ shares of common stock, $0.01 par value, of the Company ("Common Stock"), at an exercise price of _________________ per share, purchasable as set forth in and subject to the terms and conditions of this option agreement (the "Agreement") and the Plan. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code, as amended or replaced from time to time (the "Code"). The Plan has been approved by the stockholders of the Company. No rights or obligations of the parties pursuant to this Agreement shall conflict with such stockholder approval.

2. Incentive Stock Option. This option is intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of Section 422 of the Code. Any provision of this Agreement or the Plan which conflicts with the requirements of qualification as an Incentive Stock Option under the Code is null and void to the extent of such conflict and any ambiguities shall be resolved so that this option qualifies as an Incentive Stock Option.

3. Exercise of Option and Provisions for Termination.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised as to thirty-three percent (33%) of the total number of shares granted hereunder from and after one year from the date of the grant of this option, as to thirty-three percent (33%) of the total number of shares from and after two years from the date of grant, as and as to the whole number of shares from and after three years from the date of grant and prior to (i) in the case of 10% Stockholders (as such term is defined in Section 6(a) of the Company’s 2001 Incentive and Stock Plan), not later than 5 years after the date of grant of this option, and (ii) prior to the tenth anniversary of the date of grant of this option with respect to all others (respectively, hereinafter the "Expiration Date").

(b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee’s delivery of written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor, accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares which are vested and covered hereby, provided that no partial exercise of this option may be for any fractional share or for less than one whole share.

(c) Continuous Employment Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, an employee of the Company. For all purposes of this option, (i) "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations or any successor regulations, and (ii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter called the "Successor Corporation") shall be considered for all purposes of this option to be employment by the Company.

(d) Exercise Period Upon Termination of Employment. If the Optionee ceases to be employed by the Company for any reason, then, except as provided in subsections (e) and (f) below, and Section 11(d) of the Plan, the right to exercise this option shall terminate three months after such cessation (but in no event after the Expiration Date), and this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Optionee materially violates any non-competition or confidentiality provisions of any agreement between the Optionee and the Company, the right to exercise this option shall terminate immediately upon such violation.

(e) Exercise Period Upon Death or Disability. If the Optionee dies while in the employ of the Company or within three (3) months after the Optionee ceases to be such an employee (other than as the result of a discharge for "Cause" as specified in subsection (f) below), or if the Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company, this option shall be exercisable, within the period of one year following the date of death or disability of the Optionee (but in no event after the Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, but only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term "Optionee", as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

(f) Voluntary Resignation or Discharge for Cause. If the Optionee, prior to the Expiration Date, ceases his or her employment with the Company because he or she voluntarily resigns or is discharged for "Cause" (as defined below), the right to exercise this option shall terminate immediately upon such cessation of employment. "Cause" is conduct by the Optionee, as determined by the Board of Directors of the Company ("Board of Directors"), constituting one or more of the following: (i) misconduct which is materially injurious to the Company; or (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company; or (iii) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission of any act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of a felony involving any financial impropriety or which would materially interfere with the Optionee’s ability to perform his or her services for the Company or otherwise be injurious to the Company; or (vi) the failure to perform in a material respect his or her employment obligations without proper cause. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this subsection (f), termination of employment shall be deemed to occur when the Optionee receives notice that his or her employment is terminated.

4. Payment of Purchase Price.

(a) Method of Payment. Payment of the purchase price for shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such shares, (ii) by delivery to the Company of shares of Common Stock then owned by the Optionee having a fair market value equal in amount to the purchase price of such shares, provided that such right is conferred upon the Optionee at the date of grant by resolution of the Board of Directors or by its designated committee (and provided further that if the Optionee is a director or officer of the Company that any such committee is composed solely of two or more Non-Employee Directors as defined in Rule 16b-3 promulgated under the Exchange Act), (iii) subject to the consent of the Company, and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of shares of Common Stock acquired upon exercise of this option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee’s direction at the time of exercise, (iv) by any other means (including, without limitation, by delivery of a promissory note of the Optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation T promulgated by the Federal Reserve Board), or (v) by any combination of such methods of payment.

(b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof the fair market value of any share of Common Stock delivered to the Company upon exercise of this option shall be determined in accordance with Section 6(c) of the Plan, and the fair market value of any other non-cash consideration delivered upon exercise of this Option shall be determined by the Board of Directors.

(c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises this option by delivery of Common Stock, the certificate or certificates representing the Common Stock to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.

(d) Restrictions on Use of Option Stock. Notwithstanding the foregoing, no shares of Common Stock may be tendered in payment of the purchase price of shares purchased upon exercise of this option if the shares to be so tendered were acquired within twelve (12) months before the date of such tender through the exercise of an option granted under the Plan or under any other stock option or restricted stock plan of the Company.

5. Delivery of Shares; Compliance With Securities Laws, Etc.

(a) General. The Company shall, upon payment of the exercise price for the number of shares of Common Stock purchased and paid for pursuant to this Agreement, make prompt delivery of such shares to the Optionee subject to any delay that may be reasonably necessary to enable the Company to complete such action.

(b) Listing, Qualification, Etc. This option shall be subject to the requirement that if counsel to the Company, at any time, shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent, approval, disclosure or satisfaction shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, consent or disclosure, or to satisfy such condition.

6. Nontransferability of Option. This option is personal and no right granted under this Agreement may be transferred, assigned, pledged or hypothecated in any way (whether voluntarily, by operation of law or otherwise) nor shall any such right be subject to execution, attachment or similar process except that this option may be transferred as provided in subsection (e) of Section 3 above. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of any such right contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or any such right, this option and such right shall become null and void, at the election of the Company.

7. No Special Rights. Nothing contained in the Plan or this Agreement shall confer upon any person under any circumstances any right with respect to the continuation of his or her employment by the Company or any right to interfere in any way or at any time with the Company’s termination of such employment or the Company’s increase or decrease of the compensation of such person.

8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date the Optionee has exercised this option and delivered payment of the purchase price for such shares to the Company in accordance with the terms of this option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date this option is so exercised.

9. Adjustment Provisions.

(a) General. If, through, or as a result of, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 15(a) of the Plan.

(b) Board Authority to Make Adjustments. Any adjustment under this Section 9 will be made by the Board of Directors, whose determination as to what adjustment, if any, will be made and the extent thereof will be final, binding and conclusive. Upon exercise of this Option, the Company, in its sole discretion, may pay to the Optionee cash equal to the fair market value of any fractional shares created by any such adjustment.

(c) Limits on Adjustments. No adjustment shall be made under this Section 9 if such adjustment would constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee, in either case within the meaning of any applicable provisions of the Code.

10. Merger, Consolidation, Asset Sale, Liquidation, etc.

(a) Acceleration. Upon a Sale Transaction (as such term is defined in the Plan) other than a Sale Transaction between the Company and any entity controlling, controlled by, or under common control with the Company, or in the event of a liquidation of the Company, prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 16 of the Plan.

(b) Parachute Payments. Notwithstanding any other provisions of this Agreement, this option shall not be accelerated or exercisable, if, but only to the extent that, such acceleration or exercise would, taking into account any other consideration to be received by the Optionee from the Company, cause the Optionee to be in receipt of an excess parachute payment as defined in Section 280G of the Code.

11. Withholding Taxes. The Company’s obligation to deliver shares of Common Stock upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of this option. If the Company, in its discretion, determines that it must or should withhold or pay over tax with respect to the exercise of this option or a Disqualifying Disposition (as defined in Section 12 below) of shares of Common Stock acquired by the Optionee on exercise of this option, the Optionee hereby agrees that, at the option of the Company, Optionee will pay to the Company or the Company may withhold from the Optionee’s wages the appropriate amount of federal, state and local taxes attributable to such exercise or Disqualifying Disposition. If any portion of this option is treated as a non-qualified option, the Optionee hereby agrees that, at the option of the Company, Optionee will pay to the Company or the Company may withhold from the Optionee’s wages the appropriate amount of federal, state or local taxes attributable to the Optionee’s exercise of such non-qualified option. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option as set forth in Section 28(a) of the Plan. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages sufficient to satisfy the Company’s withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount withheld.

12. Disqualifying Disposition. Although the parties intend that this option shall qualify as an Incentive Stock Option, if this option is determined not to be an Incentive Stock Option, the Optionee understands that the Company is not responsible to compensate the Optionee or otherwise make up for the treatment of this option as a non-qualified stock option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this option and the requirements necessary to obtain favorable treatment under the Code, including, but not limited to, holding period requirements. The Optionee agrees to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition (as such term is used in Section 422(b)(2) of the Code) of any shares of Common Stock acquired pursuant to the exercise of this option. Generally, a disqualifying Disposition is any disposition (whether by sale, exchange, gift, transfer, or otherwise) of such shares before the later of (a) two years after the date the Optionee was granted this option or (b) one year after the date the Optionee acquired shares by exercising this option. The Optionee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Optionee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Incentive Stock Option if he or she makes a Disqualifying Disposition of the shares acquired on exercise of this option.

13. Investment Representations; Legends; Limitations on Certain Dispositions.

(a) Representations. The Optionee represents, warrants and covenants that:

(i) The Optionee is acquiring any shares purchased upon exercise of this option for the Optionee’s account for investment only and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

(ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

(iii) The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of this option for an indefinite period.

(iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or unless an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act. The Optionee further understands that the Company’s Certificate of Incorporation and the Plan may impose certain restrictions upon the sale or transfer of shares acquired pursuant to the exercise of this option.

By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 13.

(b) Opinion of Counsel. The Optionee agrees that the Company may condition any transfer, sale or other disposition of any shares of Common Stock acquired under this Agreement upon receipt by the Company of an opinion of counsel, satisfactory to the Company, to the effect that such transfer, sale or other disposition would not required registration of any of such shares under the Securities Act.

(c) Legends on Stock Certificates. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable law or by the Company:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Act, or an opinion of counsel satisfactory to the Company to the effect that registration under the Act is not required.

(d) Limitations on Certain Dispositions. The Optionee agrees, by accepting this option, that if the Company offers any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Optionee will not, directly or indirectly, without the prior written consent of the Company, offer, sell, contract to sell, or otherwise dispose of any shares of Common Stock purchased upon exercise of this option for a period of 180 days after the effective date of such registration statement.

14. Interpretation of this Agreement. All decisions and interpretations made by the Board of Directors or the Committee, as defined in Section 2 of the Plan, with regard to any question arising under the Plan or this Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise this option as provided herein. In the event there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern, subject to the provisions of Section 2 above.

15. Miscellaneous.

(a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b) All notices under this option shall be mailed, by first class or certified mail, or by other means requiring a signature upon delivery, or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This option shall be governed by and construed in accordance with the laws of the State of Massachusetts.

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Date of Grant:

Clinical Data, Inc.

By: __________________________________
Name: Israel M. Stein MD
Title: President and Chief Executive Officer

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof and the foregoing option Agreement. The undersigned hereby acknowledges receipt of a copy of the Company’s 2002 Incentive and Stock Plan.

OPTIONEE:

Name:________________________________________

Address: ________________________________________